TO:
The Purchasers of Innovative Card Technologies, Inc., a Delaware corporation (the “Company”), 8% Senior Secured Convertible Debentures and Warrants pursuant to that certain Securities Purchase Agreement, dated as of January __, 2008 (the “Purchase Agreement”), the Company and the purchasers signatory thereto

To Whom It May Concern:

Defined terms not otherwise defined in this letter agreement shall have the meanings set forth in the Purchase Agreement. This agreement is given in consideration of, and as a condition to enter into such Purchase Agreement and is not revocable by me. This letter agreement will confirm my agreement to vote all shares of Innovative Card Technologies, Inc., a Delaware corporation (“INVC”) voting stock over which I have voting control in favor of any resolution presented to the shareholders of INVC to approve a transaction or series of transactions which could result in an aggregate issuance of the Company’s common stock in excess of 19.99% as required by the rules of the NASDAQ.

By:	_______________________________________
Name of Shareholder:
Shares Beneficial Ownership: